Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-19103, 333-19099, 333-161253 and 333-177176 of Cabot Corporation on Form S-8 of our report dated June 28, 2013 relating to the financial statements of the Cabot Retirement Savings Plan appearing in the Annual Report on Form 11-K of the Cabot Retirement Savings Plan for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 30, 2014